Exhibit 99.1
ENERGEN CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The unaudited pro forma condensed consolidated financial statements reflect the historical financial statements of Energen Corporation (Energen or the Company) adjusted to give effect to the sale of certain non-core Permian Basin assets in the Delaware Basin in Texas and in the San Juan Basin in New Mexico for an aggregate purchase price of $372 million. Not reflected in the unaudited pro forma condensed consolidated financial statements is the effect of a pending sale of certain non-core Permian Basin assets in the Delaware Basin in Texas that is expected to close in the third quarter of 2016.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2016 has been prepared to reflect the sale as if it occurred on March 31, 2016. The unaudited pro forma condensed consolidated statements of income for the three months ended March 31, 2016 and 2015 and the year ended December 31, 2015 gives effect to the sales as if they occurred on January 1, 2015. The sales proceeds reflected in the accompanying unaudited pro forma condensed consolidated financial statements have been reduced by transaction costs of approximately $3 million to arrive at net pre-tax sales proceeds of approximately $369 million.

The actual pre-tax sales proceeds received by Energen when the transactions closed were approximately $361 million, before consideration of transaction costs of approximately $3 million. The change in the pre-tax sales proceeds subsequent to March 31, 2016 was caused by approximately $10.7 million in purchase price adjustments related to the operations of the properties subsequent to the effective dates and other one-time adjustments including transfer payments and certain amounts due the buyer. The purchase price is subject to further purchase price adjustments following closing.

The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and are for informational purposes only. The unaudited pro forma condensed consolidated financial statements do not purport to indicate the results that would actually have been obtained had the sale been completed on the assumed date or for the periods presented, or which may be realized in the future. The unaudited pro forma condensed consolidated financial statements, including the notes thereto, should be read in conjunction with the historical financial statements of the Company included in our 2015 Annual Report on Form 10-K and our quarterly report on Form 10-Q for the three months ended March 31, 2016. The unaudited pro forma condensed consolidated financial statements have been prepared using the estimates upon which the payments at closing were based.

Exhibit 99.1
ENERGEN CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2016

		Pro Forma
(in thousands, except share data)	As Reported	Adjustments		Pro Forma
ASSETS
Current Assets
Cash and cash equivalents	$35,806	$368,872	a	$404,678
Accounts receivable, net	61,434	—		61,434
Inventories	12,185	—		12,185
Assets held for sale	183,234	(183,234)	b	—
Derivative instruments	18,810	—		18,810
Prepayments and other	21,772	—		21,772
Total current assets	333,241	185,638		518,879
Property, Plant and Equipment
Oil and natural gas properties, successful efforts method
Proved properties	7,491,304	(54,823)	b	7,436,481
Unproved properties	117,988	(17,015)	b	100,973
Less accumulated depreciation, depletion and amortization	3,611,302	(46,511)	b	3,564,791
Oil and natural gas properties, net	3,997,990	(25,327)		3,972,663
Other property and equipment, net	47,186	—		47,186
Total property, plant and equipment, net	4,045,176	(25,327)		4,019,849
Other postretirement assets	4,366	—		4,366
Noncurrent derivative instruments	148	—		148
Other assets	10,087	—		10,087
TOTAL ASSETS	$4,393,018	$160,311		$4,553,329

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$47,550	$—		$47,550
Accrued taxes	13,230	—		13,230
Accrued wages and benefits	9,127	—		9,127
Accrued capital costs	58,221	—		58,221
Revenue and royalty payable	56,949	—		56,949
Liabilities related to assets held for sale	14,102	(14,102)	b	—
Derivative instruments	5,468	—		5,468
Other	13,215	—		13,215
Total current liabilities	217,862	(14,102)		203,760
Long-term debt	551,147	—		551,147
Asset retirement obligations	90,223	(45)	b	90,178
Deferred income taxes	446,335	62,805	d	509,140
Noncurrent derivative instruments	273	—		273
Other long-term liabilities	10,718	—		10,718
Total liabilities	1,316,558	48,658		1,365,216

Commitments and Contingencies
Shareholders’ Equity
Preferred stock, cumulative, $0.01 par value, 5,000,000 shares authorized	—	—		—
Common shareholders’ equity
Common stock, $0.01 par value; 150,000,000 shares authorized; 100,126,767 shares issued	1,001	—		1,001
Premium on capital stock	1,363,178	—		1,363,178
Retained earnings	1,842,900	111,653	c	1,954,553
Accumulated other comprehensive income (loss), net of tax
Pension and postretirement plans	2,066	—		2,066
Deferred compensation plan	2,246	—		2,246
Treasury stock, at cost; 3,122,759 shares	(134,931)	—		(134,931)
Total shareholders’ equity	3,076,460	111,653		3,188,113
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,393,018	$160,311		$4,553,329

Exhibit 99.1
ENERGEN CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2016

		Pro Forma
(in thousands, except share data)	As Reported	Adjustments		Pro Forma
Revenues
Oil, natural gas liquids and natural gas sales	122,764	(10,863)	e	111,901
Gain (loss) on derivative instruments, net	5,455	—		5,455
Total revenues	128,219	(10,863)		117,356
Operating Costs and Expenses
Oil, natural gas liquids and natural gas production	47,727	(6,232)	e	41,495
Production and ad valorem taxes	11,170	(1,355)	e	9,815
Depreciation, depletion and amortization	119,362	(5,033)	e	114,329
Asset impairment	220,025	(7,576)	e	212,449
Exploration	242	(59)	e	183
General and administrative	29,525	(569)	e	28,956
Accretion of discount on asset retirement obligations	1,757	(249)	e	1,508
(Gain) loss on sale of assets and other, net	222	(142)	e	80
Total operating costs and expenses	430,030	(21,215)		408,815
Operating Income (Loss)	(301,811)	10,352		(291,459)
Other Income (Expense)
Interest expense	(9,833)	—		(9,833)
Other income	95	(39)	e	56
Total other expense	(9,738)	(39)		(9,777)
Income (Loss) Before Income Taxes	(311,549)	10,313		(301,236)
Income tax expense (benefit)	(108,433)	3,767	f	(104,666)
Net Income (Loss)	$(203,116)	$6,546		$(196,570)

Diluted Earnings per Average Common Share	$(2.34)	$0.07	g	$(2.27)
Basic Earnings per Average Common Share	$(2.34)	$0.07	g	$(2.27)

Diluted Average Common Shares Outstanding	86,632,378			86,632,378
Common Average Common Shares Outstanding	86,632,378			86,632,378

Exhibit 99.1
ENERGEN CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2015

		Pro Forma
(in thousands, except share data)	As Reported	Adjustments		Pro Forma
Revenues
Oil, natural gas liquids and natural gas sales	187,822	(13,518)	e	174,304
Gain (loss) on derivative instruments, net	34,036	—		34,036
Total revenues	221,858	(13,518)		208,340
Operating Costs and Expenses
Oil, natural gas liquids and natural gas production	67,754	(4,724)	e	63,030
Production and ad valorem taxes	19,065	(1,770)	e	17,295
Depreciation, depletion and amortization	134,381	(9,158)	e	125,223
Asset impairment	6,583	(248)	e	6,335
Exploration	763	(44)	e	719
General and administrative	32,055	(224)	e	31,831
Accretion of discount on asset retirement obligations	2,010	(171)	e	1,839
(Gain) loss on sale of assets and other, net	(28,344)	(135)	e	(28,479)
Total operating costs and expenses	234,267	(16,474)		217,793
Operating Income (Loss)	(12,409)	2,956		(9,453)
Other Income (Expense)
Interest expense	(11,758)	—		(11,758)
Other income	46	(13)	e	33
Total other expense	(11,712)	(13)		(11,725)
Income (Loss) From Continuing Operations Before Income Taxes	(24,121)	2,943		(21,178)
Income tax expense (benefit)	(8,701)	1,059	f	(7,642)
Income (Loss) from Continuing Operations	$(15,420)	$1,884		$(13,536)

Diluted Earnings per Average Common Share	$(0.21)	$0.02	g	$(0.19)
Basic Earnings per Average Common Share	$(0.21)	$0.02	g	$(0.19)

Diluted Average Common Shares Outstanding	72,830,439			72,830,439
Common Average Common Shares Outstanding	72,830,439			72,830,439

Exhibit 99.1
ENERGEN CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2015

		Pro Forma
(in thousands, except share data)	As Reported	Adjustments		Pro Forma
Revenues
Oil, natural gas liquids and natural gas sales	$763,261	$(57,918)	e	$705,343
Gain (loss) on derivative instruments, net	115,293	—		115,293
Total revenues	878,554	(57,918)		820,636
Operating Costs and Expenses
Oil, natural gas liquids and natural gas production	228,380	(22,478)	e	205,902
Production and ad valorem taxes	57,380	(6,523)	e	50,857
Depreciation, depletion and amortization	593,789	(41,573)	e	552,216
Asset impairment	1,292,308	(186,132)	e	1,106,176
Exploration	14,878	(5,215)	e	9,663
General and administrative	149,132	(3,520)	e	145,612
Accretion of discount on asset retirement obligations	7,108	(888)	e	6,220
(Gain) loss on sale of assets and other, net	(26,570)	(358)	e	(26,928)
Total operating costs and expenses	2,316,405	(266,687)		2,049,718
Operating Income (Loss)	(1,437,851)	208,769		(1,229,082)
Other Income (Expense)
Interest expense	(43,108)	—		(43,108)
Other income	223	(96)	e	127
Total other expense	(42,885)	(96)		(42,981)
Income (Loss) From Continuing Operations Before Income Taxes	(1,480,736)	208,673		(1,272,063)
Income tax expense (benefit)	(535,005)	76,653	f	(458,352)
Income (Loss) From Continuing Operations	$(945,731)	$132,020		$(813,711)

Diluted Earnings per Average Common Share
Continuing Operations	$(12.43)	$1.73	g	$(10.70)
Basic Earnings per Average Common Share
Continuing Operations	$(12.43)	$1.73	g	$(10.70)

Diluted Average Common Shares Outstanding	76,078,371			76,078,371
Common Average Common Shares Outstanding	76,078,371			76,078,371

Exhibit 99.1
ENERGEN CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Unaudited Pro Forma Condensed Consolidated Balance Sheet Adjustments

The unaudited pro forma condensed balance sheet adjustments at March 31, 2016 related to the sales are as follows:

a)
The estimated sales proceeds of $372 million used in the unaudited pro forma condensed consolidated balance sheet were reduced by estimated transaction costs of $3 million. These proceeds do not consider approximately $10.7 million of purchase price adjustments related to the operations of the properties subsequent to the effective dates and other one-time adjustments including transfer payments and certain amounts due the buyer.

b)	Reflects the removal of the net assets sold the majority of which had been previously identified as held for sale.

c)
The estimated after-tax net gain on the sale is reflected as an adjustment to retained earnings. The sales proceeds excluding $3 million of transaction costs were offset by $194 million in net assets sold. The estimated tax expense on the gain is approximately $63 million. As the gain is directly attributable to the transactions and is not expected to have a continuing impact on Energen's operations, the estimated gain is only reflected in retained earnings on the unaudited pro forma condensed consolidated balance sheet.

d)
Deferred income taxes changed due to the anticipated additional net operating loss utilization of approximately $54.4 million and the $8.4 million reversal of deferred tax assets associated with the properties sold.

2.	Unaudited Pro Forma Condensed Consolidated Statement of Income Adjustments

The unaudited pro forma condensed consolidated statement of income adjustments for the three months ended March 31, 2016, the three months ended March 31, 2015 and the year ended December 31, 2015 related to the sales are as follows:

e)	Reflects the elimination of the operating results of certain non-core Permian Basin assets in the Delaware Basin and the San Juan Basin assets.

f)
Income tax expense has been calculated utilizing a blended federal and state statutory tax rate of approximately 36 percent. Income tax expense also includes an additional benefit of $0.1 million for the three months ended March 31, 2016 and an additional benefit of $1.5 million for the year ended December 31, 2015 as a result of re-measuring the Company’s state deferred tax liabilities. This re-measurement reflected the state apportionment changes primarily related to the sale of the San Juan Basin properties.

g)	The calculations of pro forma basic and diluted earnings per share for the period presented reflect the effect of the above-mentioned revenue and expense items.